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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

    We have issued our report dated September 16, 2013, with respect to the consolidated financial statements of Egalet Limited and Subsidiary contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
October 24, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm